EXHIBIT 99.1
This news release contains forward-looking statements, including those regarding the anticipated outlook for our business, our currently estimated second quarter and full fiscal year 2006 net revenue and earnings results and our long-term outlook for our company, our industry and our business sectors. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: fluctuations in operating results; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
JABIL REPORTS FIRST QUARTER FISCAL YEAR 2006 RESULTS
Growth Momentum Continues
St. Petersburg, FL — December 20, 2005...Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, today reported results for the first quarter of fiscal year 2006, ended November 30, 2005.
Net revenue for the first quarter of fiscal 2006 increased 31 percent to $2.4 billion compared to $1.8 billion for the same period of fiscal 2005.
Under accounting principles generally accepted in the United States of America (“GAAP”), operating income for the first quarter of fiscal 2006 increased 26 percent to $88.8 million compared to $70.3 million for the same period of fiscal 2005. On a GAAP basis, net income for the first quarter of fiscal 2006 increased 38 percent to $76.9 million compared to $55.9 million for the same period in fiscal 2005. GAAP diluted earnings per share for the first quarter of fiscal 2006 increased 37 percent to $0.37 compared to $0.27 for the same period of fiscal 2005.
Jabil’s first quarter of fiscal 2006 core operating income increased 38 percent to $111.8 million or 4.7 percent of net revenue compared to $80.9 million or 4.4 percent of net revenue for the first quarter of fiscal 2005. Core earnings increased 43 percent to $92.8 million compared to $65.0 million for the first quarter of fiscal 2005. Core earnings per share increased 38 percent to $0.44 per diluted share for the period compared to $0.32 for the first quarter of fiscal 2005. (Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below.)
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Q1 2006 Earnings Release—Add One
December 20, 2005
Quarterly Highlights
•	Cash flow from operations was approximately $144 million for the first quarter of fiscal 2006.

•	Sales cycle for the first quarter of fiscal 2006 was 15 days.

•	Annualized inventory turns for the first quarter of fiscal 2006 were nine.

•	Capital expenditures for the first quarter of fiscal 2006 were approximately $67 million.

•	Depreciation for the first quarter of fiscal 2006 was approximately $42 million.

•	Cash and cash equivalent balances were $876 million at the end of the first quarter of fiscal 2006.

•	Return on Invested Capital (ROIC) was 23 percent for the first quarter of fiscal 2006.
Business Outlook
“Fiscal Q1 was an excellent start to what we expect will be another year of robust growth,” said Jabil President and CEO Timothy L. Main. “Demand for Jabil’s outsourcing services is very strong and broad based across many industry sectors. Our focus on execution in this high demand environment is resulting in solid financial performance particularly in return on invested capital.”
The company provided guidance for its second fiscal quarter of 2006. Jabil said it currently expects its second fiscal quarter revenue to be in a range of $2.1 to $2.3 billion and core earnings of $0.34 to $0.38 per diluted share, depending upon actual levels of production. GAAP earnings per share for the second fiscal quarter of 2006 are currently estimated to be in a range of $0.30 to $0.34 per diluted share. (Expected GAAP earnings per share for the second quarter of fiscal year 2006 are currently estimated to include $0.02 per share for amortization of intangibles and $0.02 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines, Statement of Financial Accounting Standard No.123R — Share Based Payment (“SFAS 123R”)).
The company also updated full fiscal year 2006 guidance. Jabil said it currently expects fiscal year 2006 guidance to be at the high end of previous guidance with estimated revenue of $9.3 billion and full fiscal year core earnings per share of $1.65 per diluted share, depending upon actual levels of production. GAAP earnings per share for the full fiscal year are currently expected to be $1.45 per diluted share. (Expected GAAP earnings per share for the full fiscal year are currently estimated to include $0.08 per share for amortization of intangibles and $0.12 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines, SFAS 123R).
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies.
Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. Included in this release is a Consolidated Statement of Earnings as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
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Q1 2006 Earnings Release—Add Two
December 20, 2005
Company Conference Call Information
Jabil Circuit will conduct a conference call to announce its first quarter fiscal year 2006 earnings today at 4:30 p.m. EDT live on the Internet at http://jabil.com. This earnings conference call will be recorded and archived for playback on the web at http://jabil.com.
The news release and information about Jabil’s earnings will also be available in the investor relations’ section of the web site (jabil.com) by approximately 4:00 p.m. EDT. A taped replay of the conference call will also be available December 20, 2005 at approximately 7:30 p.m. EDT through midnight on December 22, 2005. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The passcode is 3354207. An archived webcast of the conference call will be available at http://jabil.com/investors/.
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 50,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.
Investor & Media Contact:
Melanie Shale
Manager, Investor Relations
Jabil Circuit, Inc.
(727) 803-3349
investor_relations@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 30,	August 31,
	2005	2005
ASSETS
Current assets
Cash and cash equivalents	$875,620	$796,071
Accounts receivable, net	1,085,574	955,353
Inventories	941,433	818,435
Prepaid expenses and other current assets	98,651	75,335
Deferred income taxes	41,861	40,741

Total current assets	3,043,139	2,685,935

Property, plant and equipment, net	899,670	880,736
Goodwill and intangible assets, net	441,517	453,301
Deferred income taxes	24,418	24,727
Other assets	32,973	32,563

Total assets	$4,441,717	$4,077,262

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current installments of notes payable, long-term debt and long-term lease obligations	$1,955	$674
Accounts payable	1,573,386	1,339,866
Accrued expenses	264,525	224,766
Income taxes payable	7,386	2,823

Total current liabilities	1,847,252	1,568,129

Notes payable, long-term debt and long-term lease obligations, less current installments	324,218	326,580
Other liabilities	45,313	47,336

Total liabilities	2,216,783	1,942,045

Stockholders’ equity
Common stock	205	204
Additional paid-in capital	1,061,326	1,041,884
Retained earnings	1,098,690	1,021,800
Unearned compensation	—	(8,774)
Accumulated other comprehensive income	64,713	80,103

Total stockholders’ equity	2,224,934	2,135,217

Total liabilities and stockholders’ equity	$4,441,717	$4,077,262

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2005	2004
Net revenue	$2,404,407	$1,833,375
Cost of revenue	2,208,585	1,678,517

Gross profit	195,822	154,858

Operating expenses:
Selling, general and administrative	94,542	68,089
Research and development	6,601	5,919
Amortization of intangibles	5,856	10,545

Operating income	88,823	70,305

Interest income	(4,985)	(1,865)
Interest expense	6,292	5,386

Income before income taxes	87,516	66,784

Income tax expense	10,626	10,869

Net income	$76,890	$55,915

Earnings per share:
Basic	$0.38	$0.28

Diluted	$0.37	$0.27

Common shares used in the calculation of earnings per share:
Basic	204,699	201,467

Diluted	209,760	205,843

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2005	2004
Operating income (GAAP)	$88,823	$70,305
Amortization of intangibles	5,856	10,545
Stock-based compensation	17,137	—

Core operating income (Non-GAAP)	$111,816	$80,850

Net income (GAAP)	$76,890	$55,915
Amortization of intangibles, net of tax	4,723	9,040
Stock-based compensation, net of tax	11,214	—

Core earnings (Non-GAAP)	$92,827	$64,955

Earnings per share: (GAAP)
Basic	$0.38	$0.28

Diluted	$0.37	$0.27

Core earnings per share: (Non-GAAP)
Basic	$0.45	$0.32

Diluted	$0.44	$0.32

Common shares used in the calculations of earnings per share:
Basic	204,699	201,467

Diluted	209,760	205,843